UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of Registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreements.

Farallon Loan Agreement

On March 30, 2007, Accredited Mortgage Loan REIT Trust (the “Company”), Accredited Home Lenders, Inc., the parent of the Company (“AHL”), Accredited Home Lenders Holding Co., the parent of AHL (the “Parent”) entered into a secured Loan Agreement (the “Loan Agreement”) with Mortgage Investment Fundings, L.L.C. (“MIF”), a lending entity managed by Farallon Capital Management, L.L.C. (“Farallon”), and Farallon, as administrative agent and collateral agent.

Pursuant to the Loan Agreement, MIF extended term loans guaranteed by the Parent in an aggregate principal amount of $230,000,000, consisting of (i) a term loan to the Company in the principal amount of $70,000,000 (the “Term A Loan”), (ii) a term loan to AHL in the principal amount of $130,000,000 (the “Term B Loan”) and (iii) a term Loan to the Company in the principal amount of $30,000,000 (the “Term C Loan”, and together with the Term A Loan and the Term B Loan, the “Loans”).

The proceeds of the Term A Loan and the Term B Loan are available to fund repurchase obligations of the Company and AHL, to satisfy margin calls from warehouse lenders, to fund mortgage loan originations, to pay for transaction costs in connection with the transaction, for general working capital and other corporate needs of the Parent and to repay certain specified indebtedness. The Term C Loan is solely available to repay certain specified indebtedness of the Company. The Term A Loan and Term B Loan have an interest rate of 13% per annum, whereas the Term C Loan has an interest rate of 9% per annum for the first 60 days following the execution date of the Loan Agreement, and an interest rate of 13% per annum thereafter.

The obligations under the Loan Agreement are guaranteed by certain direct and indirect subsidiaries of the Parent. The Term A Loan and Term C Loan are secured by a security interest in the personal property of the Company and its direct subsidiary and a pledge of the Company’s equity ownership in its direct subsidiary as well as the residual certificates in certain of the Company’s mortgage securitizations. The Term B Loan is secured by a security interest in the personal property of the Parent and its subsidiaries and a pledge of the Parent’s equity interests in certain of its subsidiaries, including the Company.

The Loan Agreement contains customary affirmative covenants, including certain reporting obligations and other covenants that require the Company and AHL to use best efforts to enter into a committed warehouse facility and that require the Company to use best efforts to enter into a facility the proceeds of which shall repay the aggregate outstanding principal amount of the Term C Loan. The Loan Agreement contains customary and other negative covenants, including limitations on liens, incurrence of indebtedness, investments, transactions with affiliates and dispositions of assets. In addition, the Loan Agreement requires that the borrowers maintain liquidity of at least $75,000,000 at all times and that a minimum coverage ratio of the value of certain residuals to specified indebtedness of the Company be maintained. If such collateral coverage is not maintained, the administrative agent may demand that the borrowers either prepay, without penalty, such specified indebtedness in full or deposit funds into a cash collateral account such that the minimum specified coverage ratio is achieved.

The loans may be prepaid in full at any time, subject to payment of a premium of 7% of amounts prepaid during the first two years of the facility and a lesser premium thereafter. Upon the occurrence of a change of control, the lenders may demand prepayment of the loans and the loans shall be prepaid in full with a premium of 2% of the amount prepaid.

The Loan Agreement includes typical events of default that are in certain cases subject to cure periods and materiality qualifiers. Such events of default include, but are not limited to, failure to pay principal, interest or other sums under the Loan Agreement when due, inaccuracy of representations and warranties, failure to comply with certain covenants, cross defaults to other indebtedness, occurrence of a material adverse effect, judgment defaults and insolvency events.

If an event of default exists under the Loan Agreement, Farallon in its capacity as administrative agent, on behalf of the lenders under the Loan Agreement, will be able to terminate the loan facility and accelerate the maturity of all outstanding Loans.

The foregoing is a summary of the terms of the Loan Agreement, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Wachovia Master Repurchase Agreement

On March 30, 2007, the Company and AHL entered into a Master Repurchase Agreement (the “Wachovia Master Repurchase Agreement”) with Wachovia Bank, N.A. (“Wachovia”) and the Parent guaranteed the Company’s and AHL’s obligations under the Wachovia Master Repurchase Agreement pursuant to a Guaranty (the “Wachovia Facility Guaranty”). The Wachovia Master Repurchase Agreement sets forth the terms for a repurchase facility under which the Company and AHL may sell and Wachovia must purchase certain mortgage loans. The maximum committed amount under the Wachovia facility is $500 million, of which $250 million is committed at the inception of the Wachovia Master Repurchase Agreement and $250 million can be subsequently committed subject to completion by Wachovia of additional corporate due diligence of the Company and AHL.

Terms for the purchase of the mortgage loans under the Wachovia facility consist of an advance rate at a specified percentage of the market value of the mortgage loans, and an interest rate of one month LIBOR plus an applicable rate with a commitment fee payable in twelve monthly installments. The Master Repurchase Agreement terminates on March 28, 2008.

The Wachovia Master Repurchase Agreement contains certain covenants and provisions that affect the Company and AHL, including, without limitation, customary covenants relating to the prohibition of fundamental changes to the Company and AHL, the prohibition against affiliate transactions not in the ordinary course of their businesses and the prohibition against incurring additional material indebtedness or pledges of security interests. The Company and AHL are also required to maintain minimum levels of liquidity and net worth and to comply with an indebtedness to net worth ratio.

The Wachovia Master Repurchase Agreement provides for specified events of default, some of which provide for grace periods, including but not limited to the failure of the Company or AHL to make any payment due under the Wachovia Master Repurchase Agreement, certain cross defaults involving other contracts to which the Company, AHL or any of their affiliates are a party, an act of insolvency occurring with respect to the Company, AHL or any of their affiliates, certain of the material representations or warranties made by the Company or AHL in the Wachovia Master Repurchase Agreement or by the Parent in the Wachovia Facility Guaranty proving to be incorrect, failure to comply with certain covenants or conditions, including financial covenants, material adverse changes to the business, financial condition or operations of the Company, AHL or any of their affiliates or a change in control of the Parent, the Company or AHL.

If an event of default exists under the Wachovia Master Repurchase Agreement, Wachovia has the right to accelerate the repurchase under the repurchase facility, to cause all income generated by the purchased mortgage loans to be applied to the unpaid repurchase price of these mortgage loans and to direct the servicer of the purchased mortgage loans to remit payment directly to Wachovia as well as exercise the other rights and remedies set forth in the Wachovia Master Repurchase Agreement. In addition, the Company and AHL will be liable to Wachovia for all reasonable legal fees or other expenses incurred in connection with the event of default, the cost of entering into replacement transactions and entering into or terminating hedge transactions in connection or as a result of the event of default and any other losses, damages, costs or expenses directly arising or resulting from the occurrence of the event of default.

The Wachovia Master Repurchase Agreement, will, to the extent required by the federal securities laws and regulations, be filed as an exhibit to the next applicable periodic report of the Company.

Credit Suisse First Boston Master Repurchase Agreement

On March 30, 2007, the Company and AHL entered into Amendment No. 10 (the “Amendment”) to an Amended and Restated Master Repurchase Agreement (as amended, the “CSFB Master Repurchase Agreement”), dated as of December 30, 2005, by and among the Company, AHL and Credit Suisse First Boston Mortgage Capital LLC (“CSFB”). The purpose of the Amendment is to renew this repurchase facility by extending the term of the CSFB Master Repurchase Agreement through March 31, 2008. The Parent guaranteed the Company’s and AHL’s obligations under the CSFB Master Repurchase Agreement pursuant to a guaranty previously entered into and which remains effective (the “CSFB Facility Guaranty”). The maximum committed amount under the CSFB facility is $600,000,000.

Terms for the purchase of the mortgage loans under the CSFB facility consist of an advance rate at a specified percentage of the market value of the mortgage loans, and an interest rate of LIBOR plus an applicable rate with a commitment fee payable in twelve monthly installments.

As amended, the CSFB Master Repurchase Agreement contains certain covenants and provisions that affect the Company and AHL, including, without limitation, customary covenants relating to the prohibition of fundamental changes to the Company and AHL, the prohibition against affiliate transactions not in the ordinary course of their businesses and the prohibition against incurring additional material indebtedness or pledges of security interests.

The CSFB Master Repurchase Agreement provides for specified events of default, some of which provide for grace periods, including but not limited to failure of the Company or AHL to make any payment due under the CSFB Master Repurchase Agreement, certain cross defaults involving other contracts to which the Company, AHL or any of their affiliates are a party, an act of insolvency occurring with respect to the Company, AHL or any of their affiliates, certain of the material representations or warranties made by the Company or AHL in the CSFB Master Repurchase Agreement or by the Parent in the CSFB Facility Guaranty proving to be incorrect, failure to comply with certain covenants or conditions, material adverse changes to the business, financial condition or operations of the Company, AHL or any of their affiliates, a change in control of the Company or AHL or the failure to maintain certain profitability, liquidity and net worth levels.

If an event of default exists under the CSFB Master Repurchase Agreement, CSFB has the right to accelerate the repurchase under the repurchase facility, to cause all income generated by the purchased mortgage loans to be applied to the unpaid repurchase price of these mortgage loans and to direct the servicer of the purchased mortgage loans to remit payment directly to CSFB as well as exercise the other rights and remedies set forth in the CSFB Master Repurchase Agreement. In addition, the Company and AHL will be liable to CSFB for all reasonable legal fees or other expenses incurred in connection with the event of default, the cost of entering into replacement transactions and entering into or terminating hedge transactions in connection or as a result of the event of default and any other losses, damages, costs or expenses directly arising or resulting from the occurrence of the event of default.

The CSFB Master Repurchase Agreement, as amended, will, to the extent required by the federal securities laws and regulations, be filed as an exhibit to the next applicable periodic report of the Company.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	- Financial Statements and Exhibits:

(d)	Exhibits:

	10.1	Loan Agreement, dated as of March 30, 2007, by and among Accredited Home Lenders, Inc., Accredited Mortgage Loan REIT Trust, the Lenders party thereto, Accredited Home Lenders Holding Co., and Farallon Capital Management, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust

Date: April 5, 2007
	By:	/s/ James A. Konrath
James A. Konrath Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Loan Agreement, dated as of March 30, 2007, by and among Accredited Home Lenders, Inc., Accredited Mortgage Loan REIT Trust, the Lenders party thereto, Accredited Home Lenders Holding Co., and Farallon Capital Management, L.L.C.